UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 21, 2022
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSTK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 21, 2022, the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) approved the base salaries for 2022 (effective January 30, 2022) and the payment of discretionary cash bonuses to certain of the Company’s executive officers, including those set forth in the table below. The Committee also approved the grants of restricted stock units under the Company’s 2005 Equity Incentive Plan, which are set forth in the table below.

Executive Officer	Title	2022 Salary	2021 Discretionary Bonus	Restricted Stock Unit Award*
Jonathan E. Johnson III	Chief Executive Officer	$875,000.00	$195,000.00	50,000.00
David Nielsen	President	$575,000.00	$125,000.00	20,000.00
Adrianne Lee	Chief Financial Officer	$500,000.00	$100,000.00	20,000.00
Carter Lee	Chief Administrative Officer	$360,000.00	$55,000.00	9,000.00
Joel Weight	Chief Technology Officer	$350,000.00	$55,000.00	11,000.00

*Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and will vest in three equal annual increments after the January 21, 2022 grant date. Figures shown are the number of units/shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
104	The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	January 27, 2022

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